UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2009

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A
125124 Moscow, Russia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 17, 2009, Kaj Gradevik resigned as a member of the Board of Directors (the “Board”) of CTC Media, Inc. (the “Company”).

Effective December 17, 2009, the Board appointed Mathias Hermansson as a director to fill the vacancy created by the resignation of Mr. Gradevik. In accordance with the terms and conditions of a stockholders’ agreement (the “Stockholders’ Agreement”) dated May 12, 2006, as amended, by and among the Company, MTG Russia AB, a wholly owned subsidiary of Modern Times Group MTG AB (“MTG Russia”), and Alfa CTC Holdings Limited, an affiliate of Alfa Bank (“Alfa”), three of the Company’s directors are currently designated by MTG Russia and three are designated by Alfa. MTG Russia and Alfa, two of the Company’s principal stockholders, have the exclusive right to appoint and remove their respective designees, as well as the exclusive right to fill vacancies created by the resignation of one of their respective designees. Mr. Gradevik was previously designated to serve on the Board by MTG Russia. Mr. Hermansson has been designated by MTG Russia to replace Mr. Gradevik.

Mr. Hermansson will be entitled to cash compensation for his services on the Board under the Company’s director compensation policies.

A copy of a press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated December 17, 2009 relating to the appointment of a new director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: December 21, 2009	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated December 17, 2009 relating to the appointment of a new director